UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 25, 2013

Verint Systems Inc.
(Exact name of registrant as specified in its charter)

001-34807
(Commission File Number)

Delaware	11-3200514
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

330 South Service Road, Melville, New York	11747
(Address of principal executive offices)	(Zip code)
(631) 962-9600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On June 25, 2013, Verint Systems Inc. (the "Company" or "Verint") held its 2013 Annual Meeting of Stockholders (the "Annual Meeting"). The following is a brief description of each matter voted upon at the Annual Meeting, as well as the number of votes cast for or against each matter and the number of abstentions and broker non-votes with respect to each matter, as applicable. A more complete description of each matter is set forth in the Company's definitive proxy statement filed with the Securities and Exchange Commission on May 14, 2013.

1.	Election of Directors. The Company's stockholders voted to elect the following persons as directors to serve for the following year or until their successors are duly elected and qualified:

Name	Votes For	Votes Withheld	Broker Non-Votes
Dan Bodner	44,898,540	351,923	4,134,088
Victor DeMarines	44,706,680	543,783	4,134,088
John Egan	44,218,548	1,031,915	4,134,088
Larry Myers	44,789,657	460,806	4,134,088
Richard Nottenburg	43,091,498	2,158,965	4,134,088
Howard Safir	44,781,153	469,310	4,134,088
Earl Shanks	44,999,377	251,086	4,134,088

2.
Ratification of Deloitte & Touche LLP as the Company's Public Accounting Firm. The Company's stockholders voted to ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accountants for the year ending January 31, 2014. The results of the voting were 49,073,841 votes for, 296,816 votes against, and 13,894 abstentions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERINT SYSTEMS INC.

Date:	June 26, 2013

		By:	/s/ Peter Fante
			Name:	Peter Fante
			Title:	Chief Legal Officer